Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-250852 on Form S-8, Registration Statement No. 333-260666 on Form S-3 and Registration Statement No. 333-270512 on Form S-1 of our report dated September 28, 2022, relating to the financial statements of Amesite, Inc., appearing in this Annual Report on Form 10-K of Amesite, Inc. for the year ended June 30, 2022.

/s/ Deloitte & Touche LLP

Detroit, MI

October 6, 2023